
<ARTICLE> CT
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
FINANCIAL STATEMENTS SET FORTH IN THE COMPANY'S REGISTRATION STATEMENT ON FORM
F-1 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   5-MOS                   YEAR                   9-MOS                        9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1998             DEC-31-1998             DEC-31-1999
<PERIOD-START>                             JUL-28-1997             JAN-01-1998             JAN-01-1998             JAN-01-1999
<PERIOD-END>                               DEC-31-1997             DEC-31-1998             SEP-30-1998<F1>         SEP-30-1999
<TOTAL-ASSETS>                                   1,321                   3,892                       0                  32,444
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                         1,443                   4,051                       0                  34,165
<OTHER-SE>                                           0                       0                       0                      41
<TOTAL-LIABILITY-AND-EQUITY>                     1,321                   3,892                       0                  32,444
<TOTAL-REVENUES>                                     0                   1,886                   1,257                   2,102
<INCOME-TAX>                                         0                       0                       0                       0
<INCOME-CONTINUING>                              (155)                 (1,123)                   (179)                 (6,194)
<DISCONTINUED>                                       0                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0                       0
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                     (155)                 (1,123)                   (179)                 (6,194)
<EPS-BASIC>                                     (0.11)                  (0.39)                  (0.08)                  (0.93)
<EPS-DILUTED>                                        0<F2>                   0<F2>                   0<F2>                   0<F2>

<F1>The audited consolidated financial statements do not include a balance sheet as at September 30, 1998 therefore information pertaining to the balance sheet as at this date are not shown on the Financial Data Schedule Worksheet.
<F2>Due to the net loss for all periods presented, all potential common shares outstanding are considered anti-dilutive and are excluded from the calculation of diluted loss per share.

